UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 7, 2009

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   Effective August 7, 2009, Ecolab’s Board of Directors increased the size of the Board from 10 to 11 members and appointed C. Scott O’Hara, an Executive Vice President of H.J. Heinz Company, to the Ecolab Board pursuant to the recommendation of the Board’s Governance Committee.  He will serve as a Class III director for a term ending May 6, 2010. Mr. O’Hara was named President and Chief Executive Officer of Heinz North America in July 2009.  He previously served as Heinz’s Executive Vice President — Europe and formerly as Executive Vice president — Asia Pacific/Rest of World.  Prior to joining H.J. Heinz Company in 2006, Mr. O’Hara was an executive of The Gillette Company, serving in various global operating and management roles for 14 years.

Mr. O’Hara will serve on the Board’s Finance and Audit Committees.  A copy of the News Release issued by Ecolab in connection with this report under Item 5.02(d) is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

(99)                                                   Ecolab Inc. News Release dated August 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: August 7, 2009	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated August 7, 2009.	Filed herewith electronically.